Exhibit 99.1

Kforce Reaffirms Q4 Revenue Guidance at Upper End of Range

EPS May Exceed the Range

Contact

At Kforce Inc.:

Michael Blackman — 813.552.2927

V.P., Investor Relations

TAMPA, FL — December 2, 2003 — Kforce Inc. (NASDAQ: KFRC) commented today on revenue and EPS for the fourth quarter of 2003.

“In light of our announcement that we have executed an Agreement and Plan of Merger with Hall, Kinion & Associates, Inc. (NASDAQ:HAKI), we would like to update you at this time on our current business trends. On our October 29, 2003 conference call we indicated that overall trends were stable to improving. We are pleased to report that these trends have continued as evidenced by the week prior to Thanksgiving being the best flex revenue week of 2003 for Kforce. Indeed, the four best flex revenue weeks of the year have been in the fourth quarter. While not uniform across all product lines, our field management is experiencing a very encouraging up tick in demand for our staffing services,” said David L. Dunkel, Chief Executive Officer of Kforce Inc.

“We are reaffirming our Q4 guidance of revenue of $120 to $124 million, with EPS of $.02 to $.04. If current trends continue, we believe that revenue will be at the upper end of the range and earnings may exceed the range, even though the fourth quarter contains only 62 billing days versus 64 billing days in Q3 of 2003,” said Derrell Hunter, Chief Financial Officer. “While there are still a host of uncertainties regarding the degree and timing of the economic recovery, the trend in the quarter has been even better than we saw at the time of our conference call.”

About Kforce Inc.

Kforce Inc. (NASDAQ: KFRC) is a professional staffing firm providing flexible and permanent staffing solutions for organizations in the skill areas of information technology, finance & accounting, pharmaceutical, healthcare and scientific. Backed by more than 1,000 staffing specialists, Kforce operates in more than 40 markets in the United States. For more information, please visit Kforce’s Web site at www.kforce.com.

Certain of the above statements contained in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Factors that could cause actual results to differ materially include the following: business conditions and growth in the staffing industry and general economy; competitive factors, risks due to shifts in the market demand, including, without limitation, shifts in demand for our Health and Life Sciences, Finance and Accounting and Information Technology Groups, as well as the market for search and flexible staffing assignments; changes in the service mix; ability of the Company to complete acquisitions; and the risk factors listed from time to time in the Company’s reports filed with the Securities and Exchange Commission, as well as assumptions regarding the foregoing. In particular, any statement related to Kforce’s expected revenues or earnings or Kforce being well positioned for future profitability and growth are forward-looking statements. The words “should,” “believe,” “estimate,” “expect,” “intend,” “anticipate,” “foresee,” “plan” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. Additionally, any statements related to future improved performance and estimates of revenues and earnings per share are forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements. As a result, such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.